Exhibit (i)(2)

 KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 27, 2015

Total Return U.S. Treasury Fund, Inc.

666 Fifth Avenue, 11th Floor

New York, NY 10103

Re:	Total Return U.S. Treasury Fund, Inc.
Post-Effective Amendment No. 40

File No. 33-12179; ICA No. 811-5040

Ladies and Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 40 to Registration Statement No. 33-12179 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP